UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2010

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD	57104
(Address of principal executive offices)	(Zip Code)

(605) 333-7556

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        OTHER EVENTS.

On May 20, 2010, Glenda Hage, who is married to Curtis L. Hage, the Company’s Chairman, President and Chief Executive Officer, entered into a stock sale plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1’) and the Company’s insider trading policies (the “Rule 10b5-1 Plan”).

Rule 10b5-1 permits individuals who are not in possession of material nonpublic information to establish written, prearranged plans to buy or sell shares of the Company’s common stock (“Common Stock”).

The Rule 10b5-1 Plan will start on August 2, 2010 and terminate on September 1, 2011. To the extent required by applicable securities laws, transactions pursuant to the Rule 10b5-1 Plan will be disclosed publicly in filings with the Securities and Exchange Commission. Approximately 9,000 shares of Common Stock are eligible to be sold by Ms. Hage pursuant to the Rule 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp (Registrant)

Date: May 26, 2010	By:	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Date: May 26, 2010	By:	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)